Exhibit 21.1

SentinelOne, Inc, Global Subsidiaries Chart
As of January 31, 2025

Company Name	Country	Relationship	Address
SentinelOne, Inc	US	Ultimate Parent	444 Castro Street, 4th Floor, Mountain View, CA 94041
SentinelOne Ventures LLC	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Sentinel Labs Israel Ltd	Israel	Entity	121 Menachem Begin Road, Sarona Tower, 38th Floor, Tel Aviv
Scalyr, LLC (fka Scalyr, Inc.)	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Attivo Networks, LLC (fka Attivo Networks, Inc.)	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
SentinelOne Federal, Inc.	US	Entity	444 Castro Street, 4th Floor, Mountain View, CA 94041
Sentinel Labs Limited	UK	Entity - Limited Company	Fourth Floor, St James House, St James Square, Cheltenham, GL50 3PR
EPP Sentinel Research Labs France SAS	France	Entity - Limited Company	23 Rue Balzac, 75008 Paris, France
SentinelOne Holding B.V.	Netherlands	Entity	Strawinskylaan 4117, 1077ZX Amsterdam, the Netherlands
SentinelOne B.V.	Netherlands	Entity	Strawinskylaan 4117, 1077ZX Amsterdam, the Netherlands
SentinelOne CZ s.r.o	Czech Republic	Entity - Limited Company	Karolinská 707/7, Karlín, 186 00 Praha 8, Czech Republic
SentinelOne Denmark ApS	Denmark	Entity - Limited Company	C/O Crowe Rygårds Allé 104 2900 Hellerup, Denmark
SentinelOne Italy Srl	Italy	Entity - Limited Company	MILANO (MI) VIA CERESIO 7 CAP 20154, Italy
SentinelOne Cybersecurity Ireland Limited	Ireland	Entity - Limited Company	70 Sir John Rogerson's Quay, Dublin 2, Ireland
SentinelOne CyberSecurity Spain, S.L.	Spain	Entity - Limited Company	Barcelona (08007) Diputacio Street, Number 260
SentinelOne GmbH	Germany	Entity - Limited Company	Prielmayerstrasse 3, 80335 Munchen
SentinelOne Poland Sp Z o.o.	Poland	Entity – Limited Company	ul. Piękna 18, 00-549 Warsaw
SentinelOne Japan KK	Japan	Entity - Limited Company	2-1-3 Nihonbashi, Chuo-ku, Tokyo
Sentinel Labs Pte Limited	Singapore	Entity	12 Tannery Road #10-01, HB Centre 1, Singapore 347722
SentinelOne Korea, LLC	Korea	Entity – Limited Company	302 Teheran-ro, Gangnam-gu, Seoul
Sentinel Labs Australia Pty Ltd	Australia	Entity - Limited Company	c/o McCullough Robertson, Level 32, MLC Centre, 19 Martin Place, Sydney, NSW 2000

SentinelOne Costa Rica, S.R.L.	Costa Rica	Entity – Limited Company	San José-Santa Ana, Pozos, Radial Santa Ana-San Antonio de Belén kilómetro tres, Centro Empresarial vía Lindora, Edificio BLP Abogados quinto piso
SentinelOne CyberSecurity Spain, S.L.	Spain	Entity – Limited Company	Barcelona (08007) Diputacio Street, Number 260
SentinelOne India Private Limited (Dormant)	India	Entity - Limited Company	24, 3 Floor, Harbans Singh Street, Darya Ganj, Delhi Central, Delhi DL 110002 IN
Attivo Networks Security India Private Limited	India	Entity - Limited Company	1 Right Wing Second Floor IT PA Bangalore, India
Attivo Networks Private Limited. (Non-operational)	Singapore	Entity - Limited Company	10 Anson Road, #20-05A, International Plaza, Singapore 079903
PingSafe Private Limited. (Under liquidation process)	Singapore	Entity - Limited Company	160 Robinson Road #20-0, Singapore Business Federation Center, Singapore (068914)
PingSafe India Private Limited.	India	Entity - Limited Company	307, Sakti Statesman, Opposite Iblur Lake, Bellandur, Bengaluru, Karnataka 560103
SentinelOne Arabia Limited	Saudi Arabia	Entity – Limited Company	3141 Anas Bin Malik, Al Malqa District., Riyadh 13521 - 8292, Kingdom of Saudi Arabia

Each entity set forth on this chart is a wholly-owned subsidiary of its parent company and the voting rights in each such subsidiary is equivalent to the ownership percentage in such entity.